                                                                    EXHIBIT 99.1

[MEADOWBROOK INSURANCE GROUP LOGO]


                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

================================================================================
CONTACT: ROBERT S. CUBBIN, PRESIDENT & CHIEF EXECUTIVE OFFICER, (248) 204-8031 KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178
          JENNIFER LA, DIRECTOR OF FINANCIAL ANALYSIS, (248) 204-8159
================================================================================

                        MEADOWBROOK INSURANCE GROUP, INC.
                           REPORTS SECOND QUARTER 2004
                           NET INCOME OF $2.8 MILLION

                           o REVENUES INCREASED 27.2%
                    o YEAR TO DATE NET INCOME OF $6.1 MILLION
          o EARNINGS PER DILUTED SHARE OF $0.10 FOR THE SECOND QUARTER
           o EARNINGS PER DILUTED SHARE OF $0.21 FOR THE YEAR TO DATE


                              SOUTHFIELD, MICHIGAN
                                 AUGUST 5, 2004

Second Quarter Results:
-----------------------

Meadowbrook Insurance Group (NYSE: MIG) reported net income for the quarter ended June 30, 2004 of $2.8 million, or $0.10 per diluted share, compared to net income of $2.7 million, or $0.09 per diluted share, in 2003. The net income for the quarter reflects the growth of earned premium in profitable programs written in the second half of 2003 and the first quarter of 2004, continued rate increases, growth in agency commissions, and overall expense management.

"We continue to experience a consistent and improving earnings pattern," commented Robert S. Cubbin, President and Chief Executive Officer of Meadowbrook. "The net operating income for the second quarter met our expectations and keeps us on track to meet full year estimates. Our management team remains committed to underwriting discipline and is focused on growing our profitable specialty program and fee-for-service businesses."

During the quarter, gross written premium increased $14.7 million, or 26.1%, to $70.9 million, from $56.2 million for the comparable period in 2003. This increase reflects the anticipated growth from premium rate increases, the conversion of existing controlled programs to the Company's underwriting subsidiaries, the growth of existing programs, and the implementation of new programs with proven track records of profitability.

PRESS RELEASE                                                      PAGE 2



Revenues:

Revenues increased $13.9 million, or 27.2%, to $65.4 million for the quarter ended June 30, 2004, from $51.5 million for the comparable period in 2003.

Net earned premium increased $16.9 million, or 46.5%, to $53.1 million for the quarter ended June 30, 2004, from $36.2 million for the comparable period in 2003. This increase reflects the growth in earned premium from programs written in the second half of 2003 and the first quarter of 2004, which include the impact of overall rate increases of 13.6% and 5.7% achieved in 2003 and 2004, respectively.

As anticipated, net commissions and fees decreased $2.4 million, or 21.5%, to $8.8 million for the quarter. This decrease is primarily related to the planned run-off of two limited duration contracts with the State of Missouri. However, intercompany fees, which are eliminated upon consolidation, have increased. Gross commissions and fees, before consolidation, increased $1.2 million, or 6.1%, to $20.9 million for the quarter.

Net investment income decreased $30,000, or 0.8%, to $3.5 million for the quarter ended June 30, 2004, from $3.6 million for the comparable period in 2003. Average invested assets increased $42.6 million, or 14.2%, to $343.0 million in 2004, from $300.4 million for the comparable period in 2003. The increase in average invested assets reflects cash flows from underwriting activities, growth in gross written premium during 2003 and 2004, and $24.3 million in net proceeds received in conjunction with the senior debentures issued during the second quarter of 2004. This increase was partially offset by a decrease in the average investment yield to 4.1%, compared to 4.8% for the comparable period in 2003. The current pre-tax book yield is 4.0%. The decrease in investment yield reflects accelerated prepayments on mortgage-backed securities and reinvestment of cash flows in municipal bonds and other securities in an interest rate environment where macro interest rates were still relatively low.

Expenses:

Incurred losses increased $8.7 million, or 36.2%, to $32.8 million for the quarter ended June 30, 2004, from $24.1 million for the comparable period in 2003. The loss and loss adjustment expense ratio for the quarter ended June 30, 2004 was 66.5%, compared to 71.1% for the comparable period in 2003. The current quarter loss ratio reflects an increase in net ultimate loss estimates on prior accident years of $648,000, compared to a $1.9 million increase in the second quarter of 2003. This increase in net ultimate loss estimates on prior accident years equals 0.3% of the Company's net loss and loss adjustment expense reserves of $192.0 million as of December 31, 2003. The remaining improvement in the loss and loss adjustment ratio reflects continued rate increases and the growth of earned premium from profitable programs.

Commenting on the calendar year loss ratio, Mr. Cubbin stated: "We remain focused on the fundamentals of our business and continue to achieve modest rate increases. Prior year reserves have remained relatively stable. The current accident year results reflect year-over-year improvement and are consistent with our expectations."

Salaries and employee benefits for the quarter ended June 30, 2004 increased $457,000, or 3.9%, to $12.3 million, from $11.9 million for the comparable period in 2003, due primarily to merit increases and performance-based variable compensation. These increases were partially offset by a slight decrease in staffing levels.

Policy acquisition and other underwriting expenses increased $2.9 million, or 48.4%, to $8.9 million for the quarter ended June 30, 2004, from $6.0 million for the comparable period in 2003. The GAAP expense ratio was 34.8% for the quarter ended June 30, 2004, compared to 35.3% for the quarter ended June 30, 2003. The improvement in the expense ratio reflects a decrease in insurance related assessments. This

PRESS RELEASE                                               PAGE 3



decrease was partially offset by an increase in ceded excess reinsurance expenses primarily related to the previously discussed public entity excess-liability program.

Other administrative expenses increased $1.4 million, or 26.4%, to $6.7 million for the quarter ended June 30, 2004, from $5.3 million for the comparable period in 2003. This increase is primarily attributable to an increase in accrued policyholder dividends in 2004, compared to a reduction in accrued policyholder dividends in 2003.

Interest expense increased $316,000, or 149.1%, to $528,000 for the quarter, from $212,000 for the comparable period in 2003. Interest expense increased $318,000 related to the senior and junior subordinated debentures. Excluding the interest related to the debentures, interest expense remained consistent with 2003 results. This reflects a lower average outstanding balance of $16.9 million during the quarter ended June 30, 2004, from $20.9 million for the comparable period in 2003, offset by an increase in the effective interest rate from 4.1% for the second quarter of 2003 to 5.0% for the comparable period of 2004. The increase in the effective interest rate is a result of the increase in the underlying Eurocurrency based rate. At June 30, 2004, the Company's debt-to-equity ratio was 29.8%, compared to 15.7% at December 31, 2003.


Year to Date Results:
---------------------

Net Income:

Net income for the six months ended June 30, 2004 was $6.1 million, or $0.21 per diluted share, compared to net income of $5.4 million, or $0.18 per diluted share, for the comparable period in 2003.

Gross written premium increased $26.9 million, or 21.5%, to $151.9 million for the six months ended June 30, 2004, from $125.0 million for the comparable period in 2003.

Revenues:

Revenues increased $34.2 million, or 35.7%, to $129.9 million for the six months ended June 30, 2004, from $95.7 million for the comparable period in 2003.

Net earned premium increased $39.2 million, or 61.6%, to $102.8 million for the six months ended June 30, 2004, from $63.6 million during the same period of 2003.

Net commissions and fees decreased $4.5 million, or 18.3%, to $20.1 million for the six months ended June 30, 2004, from $24.6 million during the same period of 2003.

Expenses:

Incurred losses increased $24.0 million, or 58.2%, to $65.3 million for the six months ended June 30, 2004, from $41.3 million in the comparable period of 2003. The loss and loss adjustment expense ratio for the six months ended June 30, 2004 was 68.3%, compared to 70.2% for the comparable period in 2003.

Other expenses increased $9.4 million, or 20.2%, to $55.8 million for the six months ended June 30, 2004, from $46.4 million in the comparable period of 2003. The GAAP expense ratio was 33.4% for the six months ended June 30, 2004, compared to 35.8% for the comparable period in 2003.

PRESS RELEASE                                                    PAGE 4



Other Matters:

Shareholders' equity increased to $157.0 million, or $5.41 per common share, at June 30, 2004, compared to $155.1 million, or $5.34 per common share, at December 31, 2003. The increase in shareholders' equity reflects year-to-date net income, which is partially offset by a decrease of $4.6 million in the net unrealized gain in the Company's investment portfolio. The net unrealized gain was $2.8 million at June 30, 2004, down from $7.4 million at December 31, 2003.

On April 29, 2004, the Company issued $13.0 million of senior debentures to an institutional investor in a pooled transaction. The Company received a total of $12.6 million in net proceeds, after the deduction of approximately $390,000 of issuance costs associated with the debentures. The debentures have a floating rate equal to the three-month LIBOR plus 4.0%, and mature in 30 years.

On May 26, 2004, the Company issued $12.0 million of senior debentures to an institutional investor in a pooled transaction. The Company received a total of $11.6 million in net proceeds, after the deduction of approximately $360,000 of issuance costs associated with the debentures. The debentures have a floating rate equal to the three-month LIBOR plus 4.2%, and mature in 30 years.

The proceeds from these two issuances will be used to support future premium growth through contributions to the surplus of its insurance company subsidiaries and for other general corporate purposes.

Statutory surplus increased in the quarter to $99.3 million at June 30, 2004, from $98.4 million at March 31, 2004, and decreased in the six months from $99.9 million at December 31, 2003.

Cash flow provided by operations was $10.1 million for the quarter ended June 30, 2004, compared to $17.4 million in 2003. For the six months ended June 30, 2004, cash flow provided by operations was $26.3 million, compared to $30.2 million for the comparable period of 2003.

ABOUT MEADOWBROOK INSURANCE GROUP

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE                                                         PAGE 5



                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                       UNAUDITED BALANCE SHEET INFORMATION

                                                                          JUNE 30,                       DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                       2004                             2003
-------------------------------------                             ------------------------         -----------------------
BALANCE SHEET DATA

ASSETS
           Cash and invested assets                                $               358,921          $              324,234
           Premium & agents balances                                                95,113                          77,554
           Reinsurance recoverable                                                 167,742                         165,012
           Deferred policy acquisition costs                                        22,352                          19,564
           Prepaid reinsurance premiums                                             23,564                          20,492
           Goodwill                                                                 28,997                          28,997
           Other assets                                                             58,798                          56,413
                                                                   ------------------------         -----------------------
TOTAL ASSETS                                                       $               755,487          $              692,266
                                                                   ========================         =======================


LIABILITIES
           Loss and loss adjustment expense reserves               $               360,138          $              339,465
           Unearned premium reserves                                               125,502                         109,677
           Debt                                                                     16,204                          17,506
           Debentures                                                               35,310                          10,310
           Other liabilities                                                        61,310                          60,195
                                                                   ------------------------        -----------------------
TOTAL LIABILITIES                                                                  598,464                         537,153

STOCKHOLDERS' EQUITY
           Common stockholders' equity                                             157,023                         155,113
                                                                   ------------------------         -----------------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                           $               755,487          $              692,266
                                                                   ========================         =======================


BOOK VALUE PER COMMON SHARE                                                          $5.41                           $5.34

BOOK VALUE PER COMMON SHARE EXCLUDING
    UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
    SECURITIES, NET OF DEFERRED TAXES                                                $5.31                           $5.09


EARNINGS RELEASE                                                         PAGE 6




                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION


(IN THOUSANDS, EXCEPT                                                     FOR THE QUARTER                FOR THE SIX MONTHS
  SHARE & PER SHARE DATA)                                                  ENDED JUNE 30,                  ENDED JUNE 30,
-------------------------                                                  --------------                  --------------

SUMMARY DATA                                                           2004            2003            2004             2003
                                                                  ------------     ------------    ------------     ------------

         Gross premiums written                                   $     70,871     $     56,220    $    151,925     $    125,009
         Net premiums written                                           53,025           40,177         115,976           91,979

REVENUES
         Net premiums earned                                      $     53,083     $     36,230    $    102,796     $     63,614
         Commissions and fees (net)                                      8,844           11,271          20,125           24,627
         Net investment income                                           3,547            3,577           7,144            6,930
         Net capital (losses) gains                                        (32)             374            (152)             579
                                                                  ------------     ------------    ------------     ------------
                                       TOTAL REVENUES                   65,442           51,452         129,913           95,750
EXPENSES
         Net losses & loss adjustment expenses (1)                      32,826           24,109          65,335           41,295
         Salaries & employee benefits                                   12,325           11,868          25,133           23,800
         Interest on notes payable                                         528              212             843              449
         Policy acquisition and other underwriting expenses (1)          8,896            5,993          16,458            9,749
         Other administrative expenses                                   6,705            5,306          13,333           12,390
                                                                  ------------     ------------    ------------     ------------
                                       TOTAL EXPENSES                   61,280           47,488         121,102           87,683

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS                           4,162            3,964           8,811            8,067
         Federal income tax expense                                      1,284            1,285           2,724            2,632
         Equity earnings of affiliates                                     (58)            --               (35)            --
                                                                  ------------     ------------    ------------     ------------

NET INCOME                                                        $      2,820     $      2,679    $      6,052     $      5,435
                                                                  ============     ============    ============     ============

NET OPERATING INCOME (2)                                          $      2,841     $      2,432    $      6,152     $      5,053
                                                                  ============     ============    ============     ============

DILUTED EARNINGS PER COMMON SHARE
         Net income                                               $       0.10     $       0.09    $       0.21     $       0.18
         Net operating income                                     $       0.10     $       0.08    $       0.21     $       0.17
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  29,459,390       29,261,119      29,427,512       29,389,101

GAAP RATIOS:
         Loss & LAE ratio                                                 66.5%            71.1%           68.3%            70.2%
         Other underwriting expense ratio                                 34.8%            35.3%           33.4%            35.8%
                                                                  ------------     ------------    ------------     ------------
         GAAP combined ratio                                             101.3%           106.4%          101.7%           106.0%
                                                                  ============     ============    ============     ============


(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The supplemental information contained on page 7 sets forth the intercompany fees, which are eliminated in consolidation.

(2) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

EARNINGS RELEASE                                                         PAGE 7


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION



(IN THOUSANDS)                                                             FOR THE QUARTER          FOR THE SIX MONTHS
                                                                            ENDED JUNE 30,             ENDED JUNE 30,



                                                                         2004          2003          2004          2003
                                                                      ---------     ---------     ---------     ---------
Unconsolidated GAAP data - Ratio Calculation Table:
Net earned premium                                                    $  53,083     $  36,230     $ 102,796     $  63,614

Consolidated net loss and LAE (1)                                     $  32,826     $  24,109     $  65,335     $  41,295
Intercompany claim fees                                                   2,463         1,635         4,865         3,355
                                                                      ---------     ---------     ---------     ---------
Unconsolidated net loss and LAE                                       $  35,289     $  25,744     $  70,200     $  44,650
                                                                      =========     =========     =========     =========

         GAAP loss and LAE ratio                                           66.5%         71.1%         68.3%         70.2%

Consolidated policy acquisition and other underwriting expenses (1)   $   8,896     $   5,993     $  16,458     $   9,749
Intercompany administrative and other underwriting fees                   9,575         6,784        17,845        13,019
                                                                      ---------     ---------     ---------     ---------
Unconsolidated policy acquisition and other underwriting expenses     $  18,471     $  12,777     $  34,303     $  22,768
                                                                      =========     =========     =========     =========

         GAAP other underwriting expense ratio                             34.8%         35.3%         33.4%         35.8%

GAAP combined ratio                                                       101.3%        106.4%        101.7%        106.0%


                                                                           2004          2003          2004          2003
                                                                      ---------     ---------     ---------     ---------
Unconsolidated GAAP data - Gross Commissions and Fees:

Managed programs:
         Management fees                                              $   3,898     $   4,840     $   8,609     $  10,188
         Claims fees                                                      2,728         3,755         5,429         8,137
         Loss control fees                                                  532           549         1,077         1,126
         Reinsurance brokerage                                              (30)          106           117           161
                                                                      ---------     ---------     ---------     ---------
Total managed programs                                                    7,128         9,250        15,232        19,612
Agency commissions                                                        3,993         3,675         8,772         7,822
Intersegment revenue                                                     (2,277)       (1,654)       (3,879)       (2,807)
                                                                      ---------     ---------     ---------     ---------
Net commissions and fees                                                  8,844        11,271        20,125        24,627
Intercompany commissions and fees                                        12,038         8,419        22,710        16,374
                                                                      ---------     ---------     ---------     ---------
Gross commissions and fees                                            $  20,882     $  19,690     $  42,835     $  41,001
                                                                      =========     =========     =========     =========


(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE                                                         PAGE 8


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION


(IN THOUSANDS, EXCEPT
  SHARE & PER SHARE DATA)

                                                           2001A          2002A           Q103A           Q203A          Q303A
                                                     ------------    ------------    ------------    ------------    ------------
SUMMARY DATA
      Gross premiums written                         $    299,104    $    183,637    $     68,789    $     56,220    $     65,839
      Net premiums written                                186,083         139,795          51,802          40,177          50,568

INCOME STATEMENT

REVENUES
      Net premiums earned                            $    163,665    $    145,383    $     27,384    $     36,230    $     40,187
      Commissions and fees (net)                           40,675          37,581          13,356          11,271          10,803
      Net Investment income                                14,228          13,958           3,353           3,577           3,197
      Net capital gains (losses)                              735             666             205             374             299
      (Loss) gain on sale of subsidiary                    (1,097)            199            --              --              --
                                                     ------------    ------------    ------------    ------------    ------------
            TOTAL REVENUES                                218,206         197,787          44,298          51,452          54,486

EXPENSES
      Net losses & loss adjustment expenses               125,183          98,734          17,186          24,109          26,357
      Policy acquisition and other underwriting
        expenses                                           31,662          33,635           3,756           5,993           5,996
      Other administrative expenses                        22,778          23,016           7,084           5,306           5,816
      Salaries & employee benefits                         44,179          37,659          11,932          11,868          12,372
      Gain on debt reduction                                 --              (359)           --              --              --
      Interest on notes payable                             4,516           3,021             237             212             207
                                                     ------------    ------------    ------------    ------------    ------------
            TOTAL EXPENSES                                228,318         195,706          40,195          47,488          50,748

(LOSS) INCOME BEFORE TAXES AND EQUITY EARNINGS            (10,112)          2,081           4,103           3,964           3,738
      Federal income tax (benefit) expense                 (3,602)            431           1,347           1,285           1,238
      Equity earnings of affiliates                          --              --              --              --              --
                                                     ------------    ------------    ------------    ------------    ------------
NET (LOSS) INCOME                                    $     (6,510)   $      1,650    $      2,756    $      2,679    $      2,500

      Net realized capital (loss) gain, net of tax           (239)            571             135             247             197
                                                     ------------    ------------    ------------    ------------    ------------
OPERATING (LOSS) INCOME                              $     (6,271)   $      1,079    $      2,621    $      2,432    $      2,303
                                                     ============    ============    ============    ============    ============

      Weighted average common shares outstanding        8,512,186      20,543,878      29,510,681      29,261,119      29,169,826
      Shares O/S at end of the period                   8,512,194      29,591,494      29,363,694      29,022,394      29,022,435

PER SHARE DATA (DILUTED)
      Net (loss) income                              $      (0.76)   $       0.08    $       0.09    $       0.09    $       0.09
      Net realized capital (loss) gain, net of tax   $      (0.03)   $       0.03    $       --      $       0.01    $       0.01
      Operating (loss) income                        $      (0.73)   $       0.05    $       0.09    $       0.08    $       0.08
                                                     ------------    ------------    ------------    ------------    ------------

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                        81.1%           72.1%           69.0%           71.1%           70.6%
GAAP Expense ratio                                           36.0%           36.5%           36.5%           35.3%           32.9%
                                                     ------------    ------------    ------------    ------------    ------------
GAAP COMBINED RATIO                                         117.1%          108.6%          105.5%          106.4%          103.5%
                                                     ============    ============    ============    ============    ============

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premium                                   $    163,665    $    145,383    $     27,384    $     36,230    $     40,187

Consolidated net loss and LAE                        $    125,183    $     98,734    $     17,186    $     24,109    $     26,357
Intercompany claim fees                                     7,520           6,154           1,720           1,635           2,022
                                                     ------------    ------------    ------------    ------------    ------------
Unconsolidated net loss and LAE                      $    132,703    $    104,888    $     18,906    $     25,744    $     28,379
                                                     ============    ============    ============    ============    ============

      GAAP NET LOSS AND LAE RATIO                            81.1%           72.1%           69.0%           71.1%           70.6%

Consolidated Policy acquisition and other
  underwriting expenses                              $     31,662    $     33,635    $      3,756    $      5,993    $      5,996
Intercompany administrative and other
  underwriting fees                                        27,309          19,445           6,235           6,784           7,206
                                                     ------------    ------------    ------------    ------------    ------------
Unconsolidated policy acquisition and other
  underwriting expenses                              $     58,971    $     53,080    $      9,991    $     12,777    $     13,202
                                                     ============    ============    ============    ============    ============

      GAAP EXPENSE RATIO                                     36.0%           36.5%           36.5%           35.3%           32.9%

GAAP COMBINED RATIO                                         117.1%          108.6%          105.5%          106.4%          103.5%
                                                     ------------    ------------    ------------    ------------    ------------
UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
            Management fees                          $     13,318    $     12,761    $      5,348    $      4,840    $      4,522
            Claims fees                                     8,594           8,076           4,382           3,755           3,463
            Loss control fees                               2,326           2,590             577             549             603
            Reinsurance brokerage                           1,233             309              55             106              57
                                                     ------------    ------------    ------------    ------------    ------------
      Total managed programs                               25,471          23,736          10,362           9,250           8,645
      Agency commissions                                   15,706          14,330           4,147           3,675           3,527
      Intersegment commissions and fees                      (502)           (485)         (1,153)         (1,654)         (1,369)
                                                     ------------    ------------    ------------    ------------    ------------
      Net Commissions and fees                             40,675          37,581          13,356          11,271          10,803
      Intercompany commissions and fees                    34,829          25,599           7,955           8,419           9,228
                                                     ------------    ------------    ------------    ------------    ------------
      Gross commissions and fees                     $     75,504    $     63,180    $     21,311    $     19,690    $     20,031
                                                     ============    ============    ============    ============    ============



                                                         Q403A            2003A           Q104A           Q204A
                                                     ------------     -----------    ------------    ------------
SUMMARY DATA
      Gross premiums written                         $     62,432    $    253,280    $     81,054    $     70,871
      Net premiums written                                 47,280         189,827          62,951          53,025

INCOME STATEMENT

REVENUES
      Net premiums earned                            $     47,404    $    151,205    $     49,713    $     53,083
      Commissions and fees (net)                            9,861          45,291          11,281           8,844
      Net Investment income                                 3,357          13,484           3,597           3,547
      Net capital gains (losses)                              (55)            823            (120)            (32)
      (Loss) gain on sale of subsidiary                        --              --              --              --
                                                     ------------    ------------    ------------    ------------
            TOTAL REVENUES                                 60,567         210,803          64,471          65,442

EXPENSES
      Net losses & loss adjustment expenses                30,820          98,472          32,509          32,826
      Policy acquisition and other underwriting
        expenses                                            7,873          23,618           7,562           8,896
      Other administrative expenses                         6,251          24,457           6,628           6,705
      Salaries & employee benefits                         12,066          48,238          12,808          12,325
      Gain on debt reduction                                   --              --              --              --
      Interest on notes payable                               321             977             315             528
                                                     ------------    ------------    ------------    ------------
            TOTAL EXPENSES                                 57,331         195,762          59,822          61,280

(LOSS) INCOME BEFORE TAXES AND EQUITY EARNINGS              3,236          15,041           4,649           4,162
      Federal income tax (benefit) expense                  1,075           4,945           1,440           1,284
      Equity earnings of affiliates                             3               3              23             (58)
                                                     ------------    ------------    ------------    ------------
NET (LOSS) INCOME                                    $      2,164    $     10,099    $      3,232    $      2,820

      Net realized capital (loss) gain, net of tax            (36)            543             (79)            (21)
                                                     ------------    ------------    ------------    ------------
OPERATING (LOSS) INCOME                              $      2,200    $      9,556    $      3,311    $      2,841
                                                     ============    ============    ============    ============

      Weighted average common shares outstanding       29,301,782      29,268,799      29,395,208      29,459,390
      Shares O/S at end of the period                  29,022,435      29,022,435      29,034,433      29,040,733

PER SHARE DATA (DILUTED)
      Net (loss) income                              $       0.07    $       0.35    $       0.11    $       0.10
      Net realized capital (loss) gain, net of tax   $      (0.01)   $       0.02    $         --    $         --
      Operating (loss) income                        $       0.08    $       0.33    $       0.11    $       0.10
                                                     ------------    ------------    ------------    ------------

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                        69.5%           70.1%           70.2%           66.5%
GAAP Expense ratio                                           33.6%           34.3%           31.8%           34.8%
                                                     ------------    ------------    ------------    ------------
GAAP COMBINED RATIO                                         103.1%          104.4%          102.0%          101.3%
                                                     ============    ============    ============    ============

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premium                                   $     47,404    $    151,205    $     49,713    $     53,083

Consolidated net loss and LAE                        $     30,820    $     98,472    $     32,509    $     32,826
Intercompany claim fees                                     2,137           7,514           2,402           2,463
                                                     ------------    ------------    ------------    ------------
Unconsolidated net loss and LAE                      $     32,957    $    105,986    $     34,911    $     35,289
                                                     ============    ============    ============    ============

      GAAP NET LOSS AND LAE RATIO                            69.5%           70.1%           70.2%           66.5%

Consolidated Policy acquisition and other
  underwriting expenses                              $      7,873    $     23,618    $      7,562    $      8,896
Intercompany administrative and other
  underwriting fees                                         8,071          28,296           8,270           9,575
                                                     ------------    ------------    ------------    ------------
Unconsolidated policy acquisition and other
  underwriting expenses                              $     15,944    $     51,914    $     15,832    $     18,471
                                                     ============    ============    ============    ============

      GAAP EXPENSE RATIO                                     33.6%           34.3%           31.8%           34.8%

GAAP COMBINED RATIO                                         103.1%          104.4%          102.0%          101.3%
                                                     ------------    ------------    ------------    ------------
UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
            Management fees                          $      4,041    $     18,751    $      4,711    $      3,898
            Claims fees                                     3,156          14,756           2,701           2,728
            Loss control fees                                 574           2,303             545             532
            Reinsurance brokerage                              90             308             147             (30)
                                                     ------------    ------------    ------------    ------------
      Total managed programs                                7,861          36,118           8,104           7,128
      Agency commissions                                    3,605          14,954           4,779           3,993
      Intersegment commissions and fees                    (1,605)         (5,781)         (1,602)         (2,277)
                                                     ------------    ------------    ------------    ------------
      Net Commissions and fees                              9,861          45,291          11,281           8,844
      Intercompany commissions and fees                    10,208          35,810          10,672          12,038
                                                     ------------    ------------    ------------    ------------
      Gross commissions and fees                     $     20,069    $     81,101    $     21,953    $     20,882
                                                     ============    ============    ============    ============